UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 24, 2021

ESSEX PROPERTY TRUST, INC.

ESSEX PORTFOLIO, L.P.

(Exact Name of Registrant as Specified in Its Charter)

001-13106 (Essex Property Trust, Inc.)

333-44467-01 (Essex Portfolio, L.P.)

(Commission File Number)

Maryland (Essex Property Trust, Inc.)	77-0369576 (Essex Property Trust, Inc.)
California (Essex Portfolio, L.P.)	77-0369575 (Essex Portfolio, L.P.)

(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1100 Park Place, Suite 200

San Mateo, CA 94403

(Address of principal executive offices, including zip code)

(650) 655-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value (Essex Property Trust, Inc.)	ESS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Essex Property Trust, Inc.	Emerging growth company	☐
Essex Portfolio, L.P.	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 24, 2021, Essex Property Trust, Inc. (the “Company”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Citigroup Global Markets Inc., BNP Paribas Securities Corp., BTIG, LLC, Capital One Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., Regions Securities LLC, Scotia Capital (USA) Inc., and Truist Securities, Inc. (each an “Agent” and together the “Agents”) and the Forward Purchasers (as defined below) providing for the offer and sale of shares of the Company’s common stock having an aggregate gross sales price of up to $900,000,000 from time to time through the Agents, acting as the Company’s sales agents or, if applicable, as Forward Sellers (as defined below), or directly to the Agents acting as principal. The Equity Distribution Agreement replaces the Company’s prior equity distribution agreement entered into on September 28, 2018, which was terminated upon the execution of the Equity Distribution Agreement.

Sales, if any, of shares of common stock made through the Agents, as the Company’s sales agents or as Forward Sellers pursuant to the Equity Distribution Agreement, may be made (1) in “at the market” offerings (as defined in Rule 415 under the Securities Act of 1933, as amended) by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on the New York Stock Exchange, sales made to or through a market maker other than on an exchange and sales made through other securities exchanges or electronic communications networks and (2) in privately negotiated transactions, which may include block trades. The Company will pay the applicable Agent a commission at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the gross sales price per share of the Company’s common stock sold through such Agent, as the Company’s sales agent or as a Forward Seller, under the Equity Distribution Agreement. In cases where an Agent is acting as Forward Seller, such commission will be payable in the form of a reduction to the initial forward sale price payable under the related forward sale agreement (as defined below).

None of the Agents, whether acting as the Company’s sales agent or as Forward Seller, is required to sell any specific number or dollar amount of shares of the Company’s common stock but each has agreed to use its commercially reasonable efforts to sell, on the terms and subject to the conditions of the Equity Distribution Agreement, shares of the Company’s common stock on terms agreed upon by such Agent, the Company and, in the case of shares of common stock offered through such Agent as Forward Seller, the relevant Forward Purchaser from time to time.

Under the terms of the Equity Distribution Agreement, the Company may also sell shares of the Company’s common stock to one or more of the Agents, as principal, at a price per share to be agreed upon at the time of sale. If the Company sells shares of common stock to one or more of the Agents as principal, the Company will enter into a separate terms agreement with such Agent or Agents, as the case may be, and the Company will describe the terms of the offering of those shares in a separate prospectus supplement. In any such sale to an Agent as principal, commissions or underwriting discounts will be agreed upon at the time of sale. None of the Agents has any obligation to purchase shares of common stock from the Company and may elect whether or not to do so in its sole and absolute discretion.

The Equity Distribution Agreement contemplates that, in addition to the issuance and sale by the Company of shares of common stock to or through the Agents acting as the Company’s agents, the Company may enter into forward sale agreements (each, a “forward sale agreement” and, collectively, the “forward sale agreements”) under separate master forward sale agreements and related supplemental confirmations, each with Citibank, N.A., BNP Paribas, Jefferies LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, MUFG Securities EMEA plc, The Bank of Nova Scotia or Truist Bank or one of their respective affiliates (in such capacity, each a “Forward Purchaser” and, collectively, the “Forward Purchasers”). If the Company enters into a forward sale agreement with any Forward Purchaser, the Company expects that such Forward Purchaser will attempt to borrow from third parties and sell, through the relevant Agent, acting as sales agent for such Forward Purchaser, shares of the Company’s common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. In this Current Report, an Agent, when acting as sales agent for the relevant Forward Purchaser, is referred to as, individually, a “Forward Seller” and, collectively, the “Forward Sellers.” Each Forward Purchaser will be either one of the Agents referred to in the first sentence of this paragraph or an affiliate of one of those Agents and, unless otherwise expressly stated or the context otherwise requires, references herein to the “related” or “relevant” Forward Purchaser mean, with respect to any Agent, the affiliate of such Agent that is acting as Forward Purchaser or, if applicable, such Agent acting in its capacity as Forward Purchaser. Only Agents that are, or are affiliated with, Forward Purchasers will act as Forward Sellers.

In no event will the aggregate gross sales price of shares of common stock sold by the Company to or through the Agents, acting as sales agents for the Company or as principal, and by the Forward Purchasers through the applicable Agents, acting as Forward Sellers in connection with any forward sale agreements, exceed $900 million.

The Company will not initially receive any proceeds from any sale of borrowed shares of common stock by a Forward Seller. The Company currently expects to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of such forward sale agreement, in which case the Company expects to receive aggregate net cash proceeds at settlement equal to the number of shares of the Company’s common stock underlying such forward sale agreement multiplied by the relevant forward sale price per share. However, subject to certain exceptions, the Company may also elect, in its sole discretion, to cash settle or net share settle all or any portion of its obligations under any forward sale agreement, in which case the Company may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and the Company may owe cash (in the case of cash settlement) or shares of the Company’s common stock (in the case of net share settlement) to the relevant Forward Purchaser.

In connection with each forward sale agreement, the Company will pay the applicable Agent, acting as Forward Seller in connection with such forward sale agreement, a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, at a mutually agreed rate as described above.

The Company intends to contribute the net cash proceeds it receives from the issuance and sale by the Company of any shares of its common stock to or through the Agents and any net cash proceeds it receives upon settlement of any forward sale agreements with the relevant Forward Purchasers to Essex Portfolio, L.P., the operating partnership of the Company (the “Operating Partnership”). The Operating Partnership intends to subsequently use the net cash proceeds contributed by the Company to acquire, develop, or redevelop properties, which primarily will be apartment communities, to make other investments and for working capital or general corporate purposes, which may include the repayment of indebtedness. Pending application of the net cash proceeds for those purposes, such proceeds may initially be invested in short-term securities.

Any shares of common stock that the Company may offer, issue and sell, and any shares of borrowed common stock that the Forward Purchasers may offer and sell, pursuant to the Equity Distribution Agreement will be offered and sold pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission on September 24, 2021 (File No. 333-259777), and a prospectus supplement, dated September 24, 2021, and an accompanying prospectus dated September 24, 2021 filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Equity Distribution Agreement (which includes, as an exhibit thereto, the form of the master forward confirmation) is filed as Exhibit 1.1 to this Current Report. The description of certain provisions of the Equity Distribution Agreement and the master forward confirmation appearing in this Current Report is not complete and is subject to, and qualified in its entirety by reference to, the Equity Distribution Agreement (including such form of master forward confirmation included therein) filed herewith as an exhibit to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated September 24, 2021, by and among Essex Property Trust, Inc. and Citigroup Global Markets Inc., BNP Paribas Securities Corp., BTIG, LLC, Capital One Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., Regions Securities LLC, Scotia Capital (USA) Inc. and Truist Securities, Inc., as Agents, and Citibank, N.A., BNP Paribas, Jefferies LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, MUFG Securities EMEA plc, The Bank of Nova Scotia and Truist Bank, as Forward Purchasers.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

99.1	Form of Master Forward Confirmation, by and between Essex Property Trust, Inc. and a Forward Purchaser (included in Exhibit 1.1 hereto).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

Date: September 24, 2021	ESSEX PROPERTY TRUST, INC.

/s/ Anne Morrison
	Name:	Anne Morrison
	Title:	Senior Vice President, General Counsel & Secretary

ESSEX PORTFOLIO, L.P.

	By:	Essex Property Trust, Inc.
	Its:	General Partner

/s/ Anne Morrison
	Name:	Anne Morrison
	Title:	Senior Vice President, General Counsel & Secretary